UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7 2018

HARTFORD RETIREMENT NETWORK CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52417	98-1225287
(State or Other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

8832 Glendon Way
Rosemead, California 91770
(626) 703-4228

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “HFRN,” and “our” refer to Hartford Retirement Network Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with HQDA International Holdings Limited (the “Investor”), for the sale of 47,500,000 shares of its common stock (the “Shares”) for an aggregate of US$7,124,109 (the “Purchase Price”) and Bin He and Zhenghui Zhang, two non-affiliated shareholders of the company ( collectively the “Seller”), who pursuant to the SPA will sell 5,000,000 shares that they owned of the Company’s common stock to the Investor for $749,906 (the “Seller Purchase Price”). Subject to the completion of the usual terms and conditions by the parties, the closing is scheduled for April 15, 2018.

Upon the closing, and assuming all of the shares of common stock are purchased, the Investor will own approximately 65% of the outstanding common stock of the Company.

In accordance with the Agreement, upon the closing, Mr. Song will resign as President and Messrs. Schottelkorb, Chen and Lu will resign as directors and Ms. Ziyun will be appointed a Chief Executive Officer and Chairman of the Board and Messrs. Shen and Xu will also be appointed directors to the Board.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of April 7, 2018 between the Registrant and HQDA International Holdings Limited, et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 2018

Hartford Retirement Network Corp.

By:	/s/ Jimmy Zhou
Jimmy Zhou, CFO/Secretary